Exhibit 99.1

Allied Esports Entertainment and Element Partners Amend Stock Purchase Agreement

IRVINE, Calf.--(BUSINESS WIRE)-- Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company” or “AESE”), a global esports entertainment company, today announced that it has amended its stock purchase agreement with Element Partners, LLC (“Element”) to sell all of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company’s poker-related business and assets (the “WPT Business”). The amendment to the stock purchase agreement increases the overall purchase price from $90.5 million to $105 million.

The Company’s Board of Directors unanimously approved the amendment to the stock purchase agreement. In connection with approval of the amendment, the Company’s Board of Directors, in consultation with its financial and legal advisors, compared the terms of the amended stock purchase agreement to the terms of the proposal received from Bally’s Corporation (“Bally’s”) to acquire the WPT Business for $105 million. After such review, the Board of Directors determined that the Bally’s proposal did not constitute a “Superior Proposal” (as such term is defined in the stock purchase agreement with Element).

The transaction is expected to close in late April 2021, assuming the Company’s stockholders approve the transaction and following required regulatory approvals and other customary closing conditions.

About World Poker Tour

World Poker Tour (WPT) is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. Leading innovation in the sport of poker since 2002, WPT ignited the global poker boom with the creation of a unique television show based on a series of high-stakes poker tournaments. WPT has broadcast globally in more than 150 countries and territories, and is currently producing its 18th season, which airs on FOX Sports Regional Networks in the United States. Season XVIII of WPT is sponsored by ClubWPT.com. ClubWPT.com is a unique online membership site that offers inside access to the WPT, as well as a sweepstakes-based poker club available in 43 states and territories across the United States, Australia, Canada, France and the United Kingdom. WPT also participates in strategic brand license, partnership, and sponsorship opportunities. For more information, go to WPT.com. WPT Enterprises Inc. is a subsidiary of Allied Esports Entertainment, Inc.

About Allied Esports Entertainment (AESE)

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports and the World Poker Tour (WPT). On January 19, 2021, AESE entered into a Stock Purchase Agreement (the “Original Agreement”) to sell the equity interests that own WPT to Element Partners, LLC once all applicable shareholder and regulatory consents have been obtained, and the other conditions to closing have been satisfied. The Original Agreement was amended and restated on March 19, 2021, and further amended on March 29, 2021 (the “Amended Agreement”).

Important Additional Information and Where You Can Find It

AESE has filed with the SEC and mailed to its stockholders a Consent Solicitation Statement in connection with the transactions contemplated by the Original Agreement, and will file and mail to its stockholders supplemental materials with regards to the Amended Agreement (the “Sale Transaction”). The Consent Solicitation Statement, as supplemented, will contain important information about AESE, Club Services, Inc., the Sale Transaction and the Amended Agreement. Investors and stockholders are urged to read the Consent Solicitation Statement and the supplemental materials carefully before making any decision to invest or consent to the Sale Transaction. Investors and stockholders will be able to obtain free copies of the Consent Solicitation Statement, supplemental materials and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov or may contact AESE’s solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the solicitation of consents with respect to the Sale Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and its definitive consent solicitation statement for the Sale Transaction which was filed with the SEC on February 2, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 6.6% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the Sale Transaction by reading the Consent Solicitation Statement and other filings referred to above.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology. For example, when we discuss the impacts of the Sale Transaction, the satisfaction of the closing conditions to the Sale Transaction, the timing of the completion of the Sale Transaction; and our plans following the Sale Transaction, we are using forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended Agreement or could otherwise cause the Sale Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the Sale Transaction; the inability to complete the Sale Transaction, including due to failure to obtain approval of our stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Sale Transaction; a change in our plans to retain the net cash proceeds from the Sale Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the Sale Transaction; and a decision not to pursue strategic options for the esports business. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business is described under “Item 1A. Risk Factors” in our amended Annual Report on Form 10-K/A for the year ended December 31, 2019, as filed with the SEC on March 17, 2020. Readers are also urged to carefully review and consider the various disclosures we made in such amended Annual Report on Form 10-K/A and the Consent Solicitation Statement with respect to the proposed Sale Transaction that we have filed with the SEC and mailed to our stockholders.

Investor Contact:
Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

Source: Allied Esports Entertainment, Inc.